1 Irene M. Prezelj Vice President Investor Relations FirstEnergy Corp. 76 S. Main Street Akron, Ohio 44308 Tel 330-384-3859 October 17, 2016 TO THE INVESTMENT COMMUNITY:1 On October 12, 2016, the Ohio electric utility operating companies of FirstEnergy Corp. (FE) received an order in their Electric Security Plan IV (ESP IV) proceeding, and on October 14, 2016, the Pennsylvania electric utility operating companies of FE made settlement filings with the Pennsylvania Public Utility Commission (PPUC) for their distribution rate cases. These regulatory actions further support a strategic focus on regulated operations and position FE’s Ohio and Pennsylvania companies to deliver on their ongoing commitment to upgrade, modernize and maintain safe, reliable electric service. This Letter provides additional details on these regulatory matters. Ohio The Public Utilities Commission of Ohio (PUCO) issued an order in the ESP IV filed by Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE) in Docket No. 14-1297- EL-SSO. The PUCO approved a Distribution Modernization Rider (DMR) providing for the collection of approximately $133 million annually for three years, with the possibility for a two-year extension. The DMR will be grossed up for taxes, resulting in an approved amount of approximately $204 million annually. Revenues from the DMR will be excluded from the significantly excessive earnings test for the initial three-year term. Recovery under the DMR is subject to three conditions: (1) retention of the corporate headquarters and nexus of operations in Akron, Ohio; (2) no change in control of the Ohio companies; and (3) a demonstration of sufficient progress in the implementation of grid modernization programs approved by the PUCO. 1 Please see the Forward-looking Statements at the end of this Letter.

Pennsylvania

Metropolitan Edison Company (ME), Pennsylvania Electric Company (PN), Pennsylvania Power Company (PP) and West Penn Power Company (WPP) filed settlement agreements with the PPUC in their distribution rate cases before the PPUC in Docket Nos: R-2016-2537349 (ME), R-2016-2537352 (PN), R-2016-2537355 (PP), and R-2016-2537359 (WPP).

The settlement agreements include an annual rate increase totaling approximately $291 million across the four companies and reflect the inclusion of charges for smart meters as well as the Distribution System Improvement Charge which would otherwise be recovered under previously approved riders. The following table summarizes the rate changes by company, as well as the resulting estimated annual pre-tax earnings impact which is calculated after taking into account factors such as gross receipts taxes, operations and maintenance expense increases, and additional legacy meter amortization:

($millions)	ME	PN	PP	WPP
Original Revenue Requirement Request (As Filed) with increase in DSS/HP Rider	$140	$159	$42	$98
Settled Rate Case Revenue Requirement with increase in DSS/HP Rider	$96	$100	$29	$66
Estimated Pre-Tax Earnings Impact	$67	$74	$22	$40

The settlements include a provision whereby the Pennsylvania utilities agree not to file to further increase base distribution rates prior to January 27, 2019. In addition, the settlements are "black box settlements" with no specified return on equity identified for each utility. The rate base and debt/equity ratios as originally filed are included in the table below:

	ME	PN	PP	WPP
Rate Base ($millions)	$1,405	$1,631	$414	$1,364
Debt/Equity Ratio	48.8%/ 51.2%	47.4%/ 52.6%	49.9%/ 50.1%	49.7%/ 50.3%

2

3 In addition to the Pennsylvania utilities, parties to the settlements include the Office of Consumer Advocate, the Office of Small Business Advocate, the Bureau of Investigation and Enforcement, the West Penn Power Industrial Intervenors, the Penelec Industrial Customer Alliance, the Met-Ed Industrial Users Group, The Pennsylvania State University, the Coalition for Affordable Utility Services and Energy Efficiency in Pennsylvania, Wal- Mart Stores East, LP, and Sam’s East, Inc., North American Hoganas Holdings, Inc., and AK Steel Corporation. The settlements are subject to a Recommended Decision by the Administrative Law Judge and approval by the PPUC, with rates expected to be effective January 27, 2017. Upcoming FirstEnergy Investor Events Third Quarter 2016 Earnings Call November 4, 2016 (10:00 a.m. EST) EEI Annual Financial Conference November 6-8, 2016 Phoenix, AZ If you have any questions, please contact me at (330) 384-3859, Meghan Beringer, director of Investor Relations at (330) 384-5832, or Gina Caskey, manager of Investor Relations at (330) 384-3841. Sincerely, Irene M. Prezelj Vice President Investor Relations

4 Forward-looking Statements This Letter includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, the proposed transmission asset transfer to Mid-Atlantic Interstate Transmission, LLC, and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)- regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins and asset valuations, including without limitation impairments thereon; the risks and uncertainties at the CES segment, including FES, related to continued depressed wholesale energy and capacity markets, including the potential need to deactivate or sell additional generating units; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; and the risks and other factors discussed from time to time in our United States Securities and Exchange

5 Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.